Exhibit 10.1

FIFTH SUPPLEMENTAL INDENTURE, dated as of April 3, 2006, between Lincoln JP Holdings, L.P., an Indiana limited partnership (“Lincoln JP Holdings”), having its principal office at c/o Lincoln National Corporation, Centre Square - West Tower, 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112, and Wachovia Bank, National Association (formerly known as First Union National Bank of North Carolina), a national banking association organized and existing under the laws of the United States, as trustee (herein called the “Trustee”).

RECITALS

Jefferson-Pilot Corporation, a North Carolina corporation (the “Company”) has executed and delivered to the Trustee an Indenture, dated as of November 21, 1995 (the “Indenture”), providing for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (the “Securities”), to be issued in one or more series.

Pursuant to an Agreement and Plan of Merger, dated as of October 9, 2005, as amended, between the Company, Lincoln National Corporation, an Indiana corporation, Quartz Corporation, a North Carolina Corporation, and Lincoln JP Holdings, the Company is, concurrently with the execution and delivery of this Fifth Supplemental Indenture, merging with and into Lincoln JP Holdings (the “Merger”), with Lincoln JP Holdings being the surviving entity.

Section 801 of the Indenture, as it applies to each series of Securities outstanding, provides that Lincoln JP Holdings, as the surviving entity of the Merger, is required to expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of the Company’s covenants and obligations under the Indenture.

Section 901(1) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities.

Pursuant to the foregoing authority, Lincoln JP Holdings proposes, in and by this Fifth Supplemental Indenture, to supplement and amend the Indenture.

All things necessary to make this Fifth Supplemental Indenture a valid agreement of Lincoln JP Holdings, and a valid supplement to the Indenture, have been done.

All capitalized terms used in this Fifth Supplemental Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

ASSUMPTION OF OBLIGATIONS

SECTION 1.01.  Succession by Merger. As of the effective time of the Merger, (i) Lincoln JP Holdings shall become the successor to the Company for all purposes of the Indenture, and (ii) Lincoln JP Holdings hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant and obligation under the Indenture on the part of the Company to be performed or observed.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01.  Ratification. The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

SECTION 2.02.  Trustee Not Responsible for Recitals. All recitations or recitals contained in this Fifth Supplemental Indenture are made by and on behalf of Lincoln JP Holdings only, and the Trustee is in no way responsible for the correctness of any statement herein contained or for the validity or sufficiency of this Fifth Supplemental Indenture.

SECTION 2.03.  Governing Law. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.04.  Supplemental Indenture May be Executed in Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

LINCOLN JP HOLDINGS, L.P.

By: Lincoln JP Company, LLC, its general partner

By: Lincoln National Corporation, its sole member

By: /s/ Duane Bernt
Name: Duane Bernt
Title: Vice President and Treasurer

Attest:

/s/ C. Suzanne Womack
Name: C. Suzanne Womack
Title: 2nd VP, Corp. Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION
as Trustee

By: /s/ Patrick L. Teague
Name: Patrick L. Teague
Title: Vice President

Attest:

/s/ Paul Anatrella
Name: Paul Anatrella
Title: Vice President